Exhibit 10.141

MASTER SUBLEASE AGREEMENT

THIS MASTER SUBLEASE AGREEMENT (this “Sublease”) is entered into as of the 3rd day of November, 2015 (the “Execution Date”) by and among ADK GEORGIA, LLC, a Georgia limited liability company (“Sublessor”) and JEFFERSONVILLE HEALTHCARE & REHAB, LLC, a Tennessee limited liability company (“Jeffersonville H&R”), OCEANSIDE HEALTHCARE & REHAB, LLC, a Tennessee limited liability company (“Oceanside H&R”) and SAVANNAH BEACH HEALTHCARE & REHAB, LLC, a Tennessee limited liability company (“Savannah H&R”) (hereinafter Jeffersonville H&R, Oceanside H&R and Savannah H&R are sometimes collectively referred to as “Sublessee”) for the improved real property described on Exhibit “A-1” and any and all improvements now or hereinafter located on such real property, together with all parking and loading areas, all easements, rights of way, and other rights appurtenant thereto (collectively, the “Premises”), on which Premises are located those certain Facilities (as defined below) including the “Sublessor Personal Property” associated therewith described on Exhibit “A-2”. Certain capitalized terms used in this Sublease are defined on Exhibit “B”.

RECITALS

WHEREAS, pursuant to that certain Lease dated August 1, 2010, as amended by that certain First Amendment to Lease dated August 31, 2010, by that certain Second Amendment to Lease dated August 14, 2015 and by that certain Third Amendment to Lease dated October 2015 (as amended, the “Master Lease”), Sublessor leased from William F. Foster (“Landlord”) the improved real property described in the Master Lease, which improved real property includes the Premises; and
WHEREAS, Sublessor desires to sublease to Jeffersonville H&R that certain 131 bed skilled nursing facility located in Jeffersonville, Georgia (the “Jeffersonville Facility”); and
WHEREAS, Sublessor desires to sublease to Oceanside H&R that certain 85 bed skilled nursing facility located in Tybee Island, Georgia (the “Oceanside Facility”); and
WHEREAS, Sublessor desires to sublease to Savannah H&R that certain 50 bed skilled nursing facility located in Tybee Island, Georgia (the “Savannah Beach Facility”); and
WHEREAS, the Jeffersonville Facility, Oceanside Facility and the Savannah Beach Facility are sometimes collectively referred to as the “Facilities” and individually as a “Facility”; and
WHEREAS, Sublessor desires to sublease the Premises to Sublessee and Sublessee desires to sublease the Premises from Sublessor on the terms and conditions hereinafter set forth.
NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.Condition to Effectiveness. This Sublease shall not be effective or binding upon the parties until Landlord has approved this Sublease.

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2.    Sublease Subordinate to Master Lease. This Sublease is subject and subordinate to the Master Lease. As and to the extent hereinafter provided, all applicable terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Sublessee were the lessee under the Master Lease. Unless expressly provided for in this Sublease to the contrary, Sublessee assumes and agrees to perform the Sublessor’s obligations under the Master Lease during the term of this Sublease with respect to the Premises, except that the obligation to pay rent to Lessor under the Master Lease shall be considered performed by Sublessee by virtue of its payments and reimbursements to Sublessor pursuant to this Sublease. Sublessee shall not cause or suffer any act of negligence that will violate any of the provisions of the Master Lease. If the Master Lease terminates for any reason, this Sublease shall terminate and the parties shall be relieved from all liabilities and obligations under this Sublease.
3.    Term. Subject to Landlord’s written approval, this Sublease shall commence on November 1, 2015 (the “Commencement Date”) and end on July 31, 2020 (the “Term”). Except for Sublease Year One which begins on the Commencement Date and ends on July 31, 2016, a “Sublease Year” is the twelve (12) month period commencing on August 1 and each anniversary thereof during each year of the Term. For purposes hereof, “Termination Date” shall mean the last day of the Term or the earlier date on which this Sublease may be terminated as provided herein.
4.    Rent. During the Term, Sublessee shall pay in advance to Sublessor on or before the 1st day of each month the following amounts (“Rent”):
4.1    Rent.
(a)    Sublease Year One. During Sublease Year one, Rent shall be One Hundred Nine Thousand and 00/100 Dollars ($109,000.00) per month.
(b)    Subsequent Sublease Years. Commencing on the first day of the second (2nd) Sublease Year and continuing on the first day of each Sublease Year thereafter through the end of the Term, the Rent due each Sublease Year shall increase by two and one-half percent (2.5%) over the Rent payable for the immediately preceding Sublease Year.
4.2    Absolute Net Sublease. All Rent payments shall be absolutely net to Sublessor, free of any and all Taxes (as defined below in Section 7), Other Charges (as defined below in Section 7), and operating or other expenses of any kind whatsoever, all of which shall be paid by Sublessee, except as otherwise provided in this Sublease. Sublessee shall at all times during the Term remain obligated under this Sublease without any right of set-off, counterclaim, abatement, deduction, reduction or defense of any kind. Sublessee’s sole right to recover damages against Sublessor under this Sublease shall be to prove such damages in a separate action.
4.3    Payment Terms. All Rent and other payments to Sublessor hereunder shall be paid by wire transfer in accordance with Sublessor’s wire transfer instructions to be provided by Sublessor from time to time.

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5.    Security Deposit. Sublessee shall deposit with Sublessor and maintain during the Term the sum of One Hundred Nine Thousand and 00/100 Dollars ($109,000.00) as a security deposit (the “Security Deposit”) which Sublessor shall hold as security for the full and faithful performance by Sublessee of every term, provision, obligation and covenant under this Sublease. The Security Deposit shall be included in the principal amount due under that certain Replacement Promissory Note of even date herewith given by Sublessee and New Beginnings Care, LLC in favor of AdCare Health Systems, Inc. (the “Replacement Note”). The Security Deposit shall not be considered an advance payment of Rent (or of any other sum payable by Sublessee under this Sublease) or a measure of Sublessor’s damages in case of a default by Sublessee under this Sublease. Sublessor shall have no obligation to maintain the Security Deposit separate and apart from Sublessor’s general and/or other funds. If Sublessee defaults beyond the applicable notice and/or cure period in respect of any of the terms, provisions, covenants and conditions of this Sublease. Sublessor may, but shall not be required to, in addition to and not in lieu of any other rights and remedies available to Sublessor, apply all or any part of the Security Deposit to the payment of any sum in default, or any other sum that Sublessor may expend or be required to expend by reason of such default, including but not limited to, any damages or deficiency in reletting the Premises. Whenever, and as often as, Sublessor has applied any portion of the Security Deposit to cure any such default beyond the applicable notice and/or cure period hereunder, Sublessee shall, within ten (10) days after Notice from Sublessor, deposit additional money with Sublessor sufficient to restore the Security Deposit to the full amount then required to be deposited with Sublessor, and Sublessee’s failure to do so shall constitute an Event of Default without any further Notice. If Sublessor transfers or assigns its interest under this Sublease, Sublessor shall assign the Security Deposit to the new Sublessor and thereafter Sublessor shall have no further liability for the return of the Security Deposit, and Sublessee agrees to look solely to the new Sublessor for the return of the Security Deposit. Sublessee agrees that it will not assign or encumber or attempt to assign or encumber the Security Deposit and that Sublessor, its successors and assigns may return the Security Deposit to the last Sublessee in possession of the Premises at the last address for which Notice has given by such Sublessee and that Sublessor thereafter shall be relieved of any liability therefor, regardless of one or more assignments of this Sublease or any such actual or attempted assignment or encumbrances of the Security Deposit.

6.    Late Charges. The late payment of Rent or other amounts due under this Sublease will cause Sublessor to lose the use of such money and incur administrative and other expenses not contemplated under this Sublease. While the exact amount of the foregoing is difficult to ascertain, the parties agree that as a reasonable estimate of fair compensation to Sublessor, if Rent or any other amount is not paid within (a) five (5) days after the due date for such payment, then Sublessee shall thereafter pay to Sublessor on demand a late charge equal to five percent (5%) of such delinquent amounts, and (b) thirty (30) days after the due date for such payment, such unpaid amount shall accrue interest from such date at the rate of eight percent (8%) per annum (the “Agreed Rate”).
7.     Taxes and Other Charges. Sublessor shall promptly forward to Sublessee copies of all bills and payment receipts for Taxes or Other Charges received by it. Throughout the Term, Sublessee shall pay and discharge (including the filing of all required returns), prior to delinquency or imposition of any fine, penalty, interest or other cost (“Penalty”), (a) “Taxes”, consisting of any real property and other taxes and assessments levied or assessed with respect to the Premises

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(excluding income taxes, franchise taxes, estate taxes, transfer taxes and/or gross receipts taxes that may be imposed upon Sublessor), and (b) “Other Charges”, consisting of any utilities and other costs and expenses of the Facilities or any portion of the Premises and all other charges, obligations or deposits assessed against any portion of the Premises during the Term. Sublessee shall pay the foregoing prior to delinquency and before any Penalty, but may pay the foregoing in permitted installments (whether or not interest accrues on the unpaid balance). Within ten (10) days of its receipt of Sublessor’s written notice of payment, Sublessee shall pay Sublessor an amount equal to any Taxes or Penalty that Sublessor at any time is assessed or otherwise becomes responsible and for which Sublessee is liable under this Sublease. However, nothing in this Sublease shall obligate Sublessee to pay penalties incurred as a result of Sublessor’s failure to timely forward bills to Sublessee.
7.1    Protests. Sublessee has the right, but not the obligation, in good faith to protest or contest (a “Protest”) in whole or in part (a) the amount or payment of any Taxes or Other Charges, and (b) the existence, amount or validity of any Lien (as defined in Section 10), by appropriate proceedings sufficient to (i) prevent the collection or other realization of such Taxes, Other Charges or Liens, or (ii) prevent the sale, forfeiture or loss of any portion of the Premises, or (iii) prevent the forfeiture of Rent to satisfy such Taxes, Other Charges or Liens. If Sublessee commences a Protest, Sublessee shall diligently prosecute any such Protest at its sole cost and expense and pay such Taxes, Other Charges or Lien. Sublessor shall cooperate in any Protest that involves an amount assessed against the Premises.

7.2    Impound. Upon Sublessor’s written notice to Sublessee during the Term, Sublessor may require Sublessee to pay with each Rent payment a deposit of one-twelfth (1/12th) of the amount required to discharge the annual amount of real property Taxes encumbering any portion of the Premises as and when they become due. The deposits shall not bear interest nor be held by Sublessor in trust or as an agent of Sublessee, but rather shall be applied to the payment of the related obligations. If at any time within thirty (30) days prior to the due date the deposits shall be insufficient for the payment of the obligation in full, Sublessee shall within ten (10) days after demand deposit the deficiency with Sublessor. If deposits are in excess of the actual obligation, the required monthly deposits for the ensuing Sublease Year shall be reduced proportionately and any such excess as of the Termination Date shall be refunded to Sublessee. Sublessee shall forward to Sublessor or its designee all Tax bills, bond and assessment statements promptly upon receipt. If Sublessor transfers this Sublease, it shall transfer all such deposits to the transferee, and Sublessor shall thereafter have no liability of any kind with respect thereto.
8.    Insurance. Sublessee shall provide and maintain at its expense during the Term, all insurance required under the Master Lease. Such insurance shall (i) be maintained under valid and enforceable policies issued by insurers licensed and approved to do business in the state of Georgia, (ii) name Sublessor as an additional insured, (iii) be on an “occurrence” basis, or if claims made, include a provision whereby tail coverage costs are specified upon policy inception, (iv) cover all of Sublessee’s operations at the Facilities, (v) provide that the policy may not be canceled except upon not less than thirty (30) days’ prior written notice to Sublessor and (vi) be primary and provide that any insurance with respect to any portion of the Premises maintained by Landlord is excess and noncontributing with Sublessee’s insurance. The property policy(ies) shall also name the

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Sublessor, Landlord and Landlord’s lenders as loss payees; provided, however, that (a) all proceeds from any property insurance shall be made available to Sublessee to make repairs or replacements to the Facilities, and (b) all insurance proceeds related to equipment break-down shall be paid directly to Sublessee so that Sublessee can use such proceeds to repair the applicable equipment. The parties hereby waive as to each other all rights of subrogation which any insurance carrier, or either of them, may have by reason of any provision in any policy issued to them, provided such waiver does not thereby invalidate such policy. Insurer certificates evidencing the existence of the insurance required by this Sublease and showing the interest of Sublessor, Landlord and Landlord’s lenders shall be provided to Sublessor prior to the Commencement Date or, for a renewal policy, not less than ten (10) days prior to the expiration date of the insurance policy being renewed. If Sublessor is provided with a certificate, it may demand that Sublessee provide a complete copy of the related policy within thirty (30) days. Sublessee may satisfy the insurance requirements hereunder through coverage under so-called blanket policy(ies) of insurance carried and maintained by Sublessee regarding other operations or facilities; provided, however, that the coverage afforded Sublessor will not be reduced or diminished or otherwise be different from that which would exist under a separate policies of insurance meeting all other requirements of the Master Lease by reason of the use of such blanket policies of insurance.
9.    Use, Regulatory Compliance and Preservation of Business.
9.1    Permitted Use; Qualified Care. Sublessee shall continuously use and occupy the Facilities during the Term as a skilled nursing facilities with not less than the number of licensed beds set forth in the Recitals hereto and for ancillary services relating thereto, but for no other purpose. Sublessee shall not be in default of the foregoing requirement at any time when Sublessee is prevented from use or occupancy of any of the Facilities due to the need to repair damage from a casualty, or during renovations by Sublessee. Sublessee shall provide care, treatment and services to all residents of the Facilities in a manner consistent with all applicable laws. Notwithstanding any common law or statutory right, Sublessee agrees not to transfer, move or otherwise take action that reduces the licensed bed complement of the Facilities and Sublessee agrees not to take any of the licensed beds out of service or move the beds to a different location.
9.2    Regulatory Compliance. During the Term, Sublessee, the Facilities and the Premises shall comply in all material respects with all licensing and other laws and all covenants, conditions, restrictions and other use or maintenance requirements applicable to the Facilities. To the extent applicable, Sublessee shall comply in all material respects with all Medicare, Medicaid and other third-party payor certification requirements, including timely filing properly completed cost and other required reports, timely paying all expenses shown thereon, and ensuring that the Facilities continue to be fully certified for participation in Medicare and Medicaid (if applicable) throughout the Term and when they are returned to Sublessor, all without any suspension, revocation, decertification or other material limitation of such certification. Further, Sublessee shall not commit any act or omission that would in any way materially violate any certificate of occupancy affecting the Facilities, result in closure of the Facilities or result in the sale or transfer of all or any portion of any related certificate of need (if applicable), bed rights or other similar certificate or license at the Facilities. During the Term, all inspection fees, costs and charges associated with a change of such licensure or certification shall be borne solely by Sublessee. Notwithstanding anything to the

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contrary contained in this Sublessee, Sublessee shall have the right to protest or appeal any licensing and other laws and all covenants, conditions, restrictions and other use or maintenance requirements applicable to the Facilities and, to the extent applicable, all Medicare, Medicaid and other third-party payor certification requirements. Sublessor agrees to cooperate with Sublessee provided that Sublessor does not incur any out-of-pocket expenses in connection therewith that are not reimbursed by Sublessee.
10.    Repairs, Improvements and Environmental.
10.1     Repairs and Improvements. Sublessor shall not be required to make any repairs or improvements to the Premises. Sublessee shall make no alterations in, or additions to, any Facility in excess of twenty-five thousand dollars ($25,000) without first obtaining, in writing, Sublessor's consent for such alterations or additions. All such alterations or additions shall be at the sole cost and expense of Sublessee and shall become a part of the Premises. Sublessee covenants and agrees that it will take good care of the Premises, its fixtures and appurtenances, and suffer no waste or injury thereto and keep and maintain same in good and clean condition, reasonable wear and tear excepted. Sublessee shall be liable for and shall indemnify and hold Sublessor harmless in respect of any claims, liabilities, actions, damage, or injury to Sublessor, the Premises, and property or persons of anyone else, if due to wrongful act or negligence of Sublessee, or Sublessee's agents, employees, licensees or invitees. With respect to work, services, repairs, repainting, restoration, the provision of utilities or HVAC services, or the performance of other obligations required of Landlord under the Master Lease, Sublessor shall, at the written request of Sublessee, request the same from Landlord and use reasonable efforts to obtain the same from Landlord at Sublessee’s expense. Sublessee shall reasonably cooperate with Sublessor as may be required to obtain from Landlord any such work, services, repairs, repainting restoration, the provision of utilities or HVAC services, or the performance of any of Landlord’s other obligations under the Master Lease with respect to the Premises.
10.2    Hazardous Materials. Sublessee’s use of the Premises shall comply in all material respects with all Hazardous Materials Laws. If any Environmental Activities occur or are suspected to have occurred in violation of any Hazardous Materials Laws by Sublessee during the Term or if Sublessee has received written notice of any Hazardous Materials Claim against any portion of the Premises as a result of Sublessee’s acts or omissions during the Term, Sublessee shall promptly obtain all permits and approvals necessary to remedy any such actual or suspected problem through the removal of Hazardous Materials or otherwise, and upon Sublessor’s approval of the remediation plan, remedy any such problem to the reasonable satisfaction of Sublessor and all applicable governmental authorities, in accordance with all Hazardous Materials Laws and good business practices. During the Term, Sublessee shall promptly advise Sublessor in writing of (a) any Environmental Activities in violation of any Hazardous Materials Laws; (b) any Hazardous Materials Claims against Sublessee or any portion of the Premises; (c) any remedial action taken by Sublessee in response to any Hazardous Materials Claims or any Hazardous Materials on, under or about any portion of the Premises in violation of any Hazardous Materials Laws; (d) Sublessee’s discovery of any occurrence or condition on or in the vicinity of any portion of the Premises that materially increase the risk that any portion of the Premises will be exposed to Hazardous Materials; and (e) all written communications to or from Sublessee, any governmental authority or any other

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Person relating to Hazardous Materials Laws or Hazardous Materials Claims with respect to any portion of the Premises, including copies thereof. Sublessor shall have the right, at Sublessee’s sole cost and expense (including, without limitation, Sublessor’s reasonable attorneys’ fees and costs) and with counsel chosen by Sublessor, to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any Hazardous Materials Claims.
11.    Sublessee Personal Property. Sublessee may bring his own articles of personal property to the Premises for use and Sublessee shall have the right to remove any such personal property from the Premises provided that Sublessee, at its expense, shall repair any damages to the Premises caused by such removal or by the original installation thereof.
12.    Financial, Management and Regulatory Reports. In addition to any reports required under the Master Lease, Sublessee shall provide Sublessor with the reports listed in Exhibit “D” at the time described therein, and such other information about it or the operations of the Facilities as Sublessor may reasonably request from time to time, including such information requested in connection with any financing of the Premises sought by Sublessor. All financial information provided by Sublessee shall be prepared in accordance with generally accepted accounting principles consistently applied and shall be submitted electronically in the form of unrestricted, unlocked “.xlsx” spreadsheets created using Microsoft Excel (2003 or newer editions). Similarly, should Sublessor or its parent, AdCare Health Systems, Inc., be subject to any particular reporting requirements of the Securities Exchange Commission during the Term for which it needs reports, documentation or other information from Sublessee, Sublessee agrees to deliver such reports, documentation and information within ten (10) days after Sublessor’s request for the same. Sublessor shall comply with all requirements of applicable law with respect to any such information provided by Sublessee, including, without limitation, the Health Insurance Portability and Accountability Act of 1996 and its implementing regulations as amended by the Health Information Technology for Economic and Clinical Health Act (“HIPAA”). Sublessee shall provide copies of all reports required under the Master Lease to Sublessor and to Lessor.
13.    Representations and Warranties. Sublessor and Sublessee each represents and warrants to the other that: (a) this Sublease and all other documents executed or to be executed by it in connection herewith have been duly authorized and shall be binding upon it; (b) it is duly organized, validly existing and in good standing under the laws of the state of its formation and is duly authorized and qualified to perform this Sublease within the states where the Facilities are located; and (c) neither this Sublease nor any other document executed or to be executed in connection herewith violates the terms of any other agreement of such party and will not result in a breach of or default by Sublessor under any term or provision of any law, order, writ, decree, contract, agreement or other instrument to which the party is a party or to which the party or any Facility is subject.
14.    Events of Default. So long as there is no Event of Default, Sublessee shall peaceably and quietly have, hold and enjoy the Premises for the Term, free of any claim or other action not caused or created by Sublessee or pursuant to Sections 16 or 17. The occurrence of any of the following events will constitute an “Event of Default” on the part of Sublessee, and there shall be no cure period therefor except as otherwise expressly provided:

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(a)    Sublessee’s failure to pay within ten (10) days of when due any Rent, Taxes, Other Charges or other required payments;
(b)    (i) The revocation, suspension or termination of any material license held by Sublessee required for the operation of the Facilities or the certification of the Facilities for provider status under Medicare or Medicaid, if applicable; provided, however, that in the case of a suspension or other action which is temporary and not irrevocable, and which does not require a closure of any Facility, Sublessee shall have failed to cure the applicable violations and restore use of the license within one hundred eighty (180) days after the action was initially taken; (ii) the closure of the Facilities (except with respect to the time required to make any required repairs or to make any Alterations); (iii) the sale or transfer by Sublessee of all or any portion of any certificate of need, bed rights or other similar certificate or license relating to the Facilities; or (iv) the use of any portion of the Facilities other than for skilled nursing facilities and for ancillary services relating thereto;

(c)    Any other material suspension, termination or restriction placed upon Sublessee, the Facilities or the ability to admit residents or patients (e.g., an admissions ban or non-payment for new admissions by Medicare or Medicaid resulting from an inspection survey, if applicable); provided, however, that in the case of a suspension, restriction or other action which is temporary and not irrevocable, Sublessee shall have failed to cure the applicable violations within one hundred eighty (180) days after the action was initially taken;
(d)    Sublessee’s failure to perform or comply with the provisions of the Master Lease;
(e)    (i) Sublessee shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall make an assignment of all or substantially all of its property for the benefit of creditors; or (ii) a receiver, trustee or liquidator shall be appointed for Sublessee or its property, if not discharged within ninety (90) days after the date of such appointment; (iii) the filing by Sublessee of a voluntary petition under any federal bankruptcy or state law to be adjudicated as bankrupt or for any arrangement or other debtor’s relief; or (iv) the involuntary filing of such a petition against Sublessee by any other party, unless dismissal is diligently prosecuted and such petition is dismissed within one hundred twenty (120) days after filing;

(f)    Sublessee’s failure to perform or comply with any provision of this Sublease not requiring the payment of money unless remedied within thirty (30) days after such notice from Sublessor or if such default cannot with due diligence be so cured because of the nature of the default or delays beyond the control of Sublessee, then such default shall not constitute an Event of Default if Sublessee uses its commercially reasonable efforts to cure such default by promptly commencing and diligently pursuing such cure to the completion thereof;
(g)    The default by New Beginnings Care, LLC and/or the Sublessee under the Replacement Note; or

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(h)    The default by the Sublessee under those certain operations transfer agreements between Sublessee and affiliates of Sublessor relating to the Facilities.
15.    Remedies. Upon the occurrence of an Event of Default, Sublessor may exercise all rights and remedies under this Sublease and the laws of the State of Georgia that are available to a Sublessor of real and personal property in the event of a default by its Sublessee, and as to the Sublessee Property, all remedies granted under the laws of such state to a secured party under its Uniform Commercial Code. Sublessor shall use commercially reasonable efforts to mitigate damages, however, Sublessor shall not be responsible or liable for any failure to relet the Premises or to collect any rent due upon any such reletting notwithstanding such commercially reasonable efforts. Upon the occurrence of an Event of Default, Sublessee shall pay Sublessor, promptly upon demand, all reasonable expenses incurred by it in obtaining possession and reletting any of the Premises, including reasonable fees, commissions and costs of attorneys, architects, agents and brokers.
15.1    General. Without limiting the foregoing, Sublessor shall have the right (but not the obligation) to do any of the following upon an Event of Default: (a) sue for the specific performance of any covenant of Sublessee as to which it is in breach; (b) enter upon any portion of the Premises, terminate this Sublease, dispossess Sublessee from the Premises through appropriate legal procedures and/or collect money damages by reason of Sublessee’s breach, including pursue its rights with respect to all obligations and liabilities of Sublessee under this Sublease which survive the termination of the Term; (c) elect to leave this Sublease in place and sue for Rent and other money damages as the same come due; and (d) (before or after repossession of the Premises pursuant to clause (b) above and whether or not this Sublease has been terminated) relet any portion of the Premises to such Sublessee(s), for such term(s) (which may be greater or less than the remaining balance of the Term), rent, conditions (which may include concessions or free rent) and uses as it may determine in its sole discretion and collect and receive any rents payable by reason of such reletting.
15.2    Remedies Cumulative; No Waiver. No right or remedy herein conferred upon or reserved to Sublessor or Sublessee is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity. Any notice or cure period provided herein shall run concurrently with any provided by applicable law. No failure of Sublessor or Sublessee to insist at any time upon the strict performance of any provision of this Sublease or to exercise any option, right, power or remedy contained herein shall be construed as a waiver, modification or relinquishment thereof as to any similar or different breach (future or otherwise) by Sublessee or Sublessor, as applicable. Sublessor’s receipt of and Sublessee’s payment of any Rent or other sum due hereunder (including any late charge) with knowledge of any breach shall not be deemed a waiver of such breach, and no waiver by Sublessor of any provision of this Sublease shall be effective unless expressed in a writing signed by it.

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15.3    Performance of Sublessee’s Obligations. If Sublessee at any time shall fail to make any payment or perform any act on its part required to be made or performed under this Sublease and not remedy the same within the applicable notice and/or cure period, then Sublessor may, without waiving or releasing Sublessee from any obligations or default hereunder, make such payment or perform such act for the account and at the expense of Sublessee, and enter upon any portion of the Premises for the purpose of taking all such action as may be reasonably necessary. No such entry shall be deemed an eviction of Sublessee. All sums so paid by Sublessor and all necessary and reasonable incidental costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the performance of any such act by it from the date of the making of such payment or the incurring of such costs and expenses, shall be payable by Sublessee to Sublessor upon Sublessor’s written demand therefor.
16.    Provisions on Termination.
16.1    Surrender of Possession. On the Termination Date, Sublessee shall deliver to Sublessor or its designee possession of (a) the Facilities in a neat and clean condition and in as good a condition as existed at the date of Sublessee’s possession and occupancy pursuant to this Sublease, ordinary wear and tear casualty and acts of God excepted, (b) a fully operational, licensed and certified (if applicable) business at the Facilities including, at Sublessee’s sole cost, any alterations required to be made prior to the termination of this Sublease, including any alterations required in connection with a change of ownership inspection survey for the transfer of operation of any portion of the Premises to Sublessor or its designee, and (c) all patient charts and resident records along with appropriate resident consents if necessary and copies of all of its books and records relating to the Facilities and the Premises. Accordingly, Sublessee shall not at any time during or after the Term seek to transfer, surrender, allow to lapse, or grant any security interest or any other interest in and to the licenses, permits or certifications relating to the Facilities or the Premises, nor shall Sublessee commit or omit any act that would jeopardize the Facilities or any licensure or certification of the Facilities. Sublessee shall, at no cost to Sublessee, cooperate fully with Sublessor or its designee in transferring or obtaining all necessary licenses and certifications for Sublessor or its designee, and Sublessee shall comply with all reasonable requests for an orderly transfer of the Facilities licenses, and Medicare and Medicaid certifications and possession at the time of its surrender of the Premises to Sublessor or its designee to operate the Facilities. Subject to all applicable laws, Sublessee hereby assigns, to the extent assignable, effective upon the Termination Date, all rights to operate the Facilities to Sublessor or its designee, including all required licenses and permits and all rights to apply for or otherwise obtain them relating to any portion of the Premises.
16.2    Management of Premises. Commencing on the Termination Date, Sublessor or its designee, upon written notice to Sublessee, may elect to assume the responsibilities and obligations for the management and operation of the Facilities and Sublessee agrees to cooperate fully to accomplish the transfer of such management and operation without interrupting the operation of the Facilities. To the extent permitted by applicable law, Sublessee agrees that Sublessor or its designee may operate the Facilities under Sublessee’s licenses and certifications pending the issuance of new licenses and certifications to Sublessor or its designee. Sublessee shall not commit any act or be remiss in the undertaking of any act that would directly jeopardize any then existing

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licensure or certification of the Facilities, and Sublessee shall, at no cost to Sublessee, comply with all reasonable requests for an orderly transfer to the extent permitted by applicable law, of any and all Facilities and other licenses, Medicare and Medicaid certifications and possession of the Premises at the time of any such surrender. If Sublessor or its designee operates any of the Facilities under the licenses and certifications held by Sublessee, Sublessor will do so at Sublessor’s sole risk and Sublessor shall indemnify and hold Sublessee harmless from and against any and all claims, causes of action, liabilities, expenses, and costs related to the operation of any of the Facilities under such licenses and certifications.
16.3    Holding Over. If Sublessee shall for any reason remain in possession of the Premises after the Termination Date without Sublessor’s consent, such possession shall be a month-to-month tenancy during which time Sublessee shall pay as rental on the first (1st) business day of each month one hundred twenty-five percent (125%) of the monthly Rent payable with respect to the last Sublease Year, plus all additional charges accruing during the month and all other sums, if any, payable by Sublessee pursuant to this Sublease. Nothing contained herein shall constitute the consent, express or implied, of Sublessor to the holding over of Sublessee after the Termination Date, nor shall anything contained herein be deemed to limit Sublessor’s remedies. In the event that as of the Termination Date Sublessor does not have a replacement operator to operate all of the Facilities effective as of the Termination Date, and Sublessee continues to operate the Facilities after the Termination Date until a replacement operator is permitted under applicable law to operate the Facilities, the Rent for such period of time after the Termination Date shall equal fifty percent (50%) of the monthly Rent payable with respect to the last Sublease Year.
16.4    Survival. All representations, warranties, covenants and other obligations of Sublessee and Sublessor under this Sublease shall survive the Termination Date.
17.    Certain Sublessor Rights.
17.1    Entry and Examination of Records. Sublessor and its representatives may enter any portion of the Premises with a representative designated by Sublessee at any reasonable time after at least forty-eight (48) hours’ written notice to Sublessee to inspect the Premises for compliance or for any other reason; provided that no such notice shall be required in the event of an emergency, upon an Event of Default or to post notices of non-responsibility under any mechanics’ or materialmans’ lien law. No such entry shall unreasonably interfere with residents, patients, patient care or the Sublessee’s operations of the Facilities, and Sublessor shall not contact or communicate with any of Sublessee’s employees at any time when Sublessor or its representatives are at the Premises. Sublessor and its representatives shall abide by all rules and regulations governing nursing facilities during any time when they are at the Premises. During normal business hours, Sublessee will permit Sublessor and its representatives, inspectors and consultants to examine all contracts, books and financial and other records at Sublessee’s offices relating to Sublessee’s operations of the Facilities.
17.2    Grant Liens. This Sublease shall be subordinate to the right, title, and interest of any lender or other party holding a security interest in or a lien upon the Premises under any and all mortgage instruments or deeds to secure debt presently encumbering the Premises or the Facilities and to any and all other deeds to secure debt or mortgage instruments hereafter encumbering the

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Premises or the Facilities. Sublessee shall at any time hereafter, on demand of Landlord, Sublessor or the holder of any such deed to secure debt or mortgage instrument, execute any instruments which may reasonably be required by such party for the purpose of evidencing the subordination of this Sublease to the lien or security of such party. Sublessee shall, upon demand, at any time or times, execute, acknowledge, and deliver to Landlord, Sublessor or the holder of any such instruments or deeds to secure debt, without expense, any and all documents that may be reasonably necessary to make this Sublease superior to the lien of any of the same. If the holder of any of said instruments or deeds to secure debt shall hereafter succeed to the rights of Sublessor under this Sublease, Sublessee shall, at the option of such holder or a purchaser at any foreclosure or sale under power, attorn to and recognize such successor as Sublessor under this Sublease. Sublessee shall promptly execute, acknowledge, and deliver any instrument that may be reasonably necessary to evidence such attornment.
17.3    Estoppel Certificates. Sublessor and Sublessee shall, at any time upon not less than ten (10) business days’ prior written request by the other party, have an authorized representative execute, acknowledge and deliver to Landlord, Sublessor or Sublessee, as the case may be, or their designee a written statement certifying (a) that this Sublease, together with any specified modifications, is in full force and effect, (b) the dates to which Rent and additional charges have been paid, (c) to the party’s knowledge, that no default by either party exists or specifying any such default, and (d) as to such other matters as Landlord, Sublessor or Sublessee, as the case may be, may reasonably request.
17.4    Conveyance Release. If Landlord or any successor owner shall sell or transfer any portion of the Premises, they shall thereafter be released from all future liabilities and obligations hereunder first arising or accruing from and after the date of such conveyance or other transfer, which instead shall thereupon be binding upon the new owner.
18.    Assignment and Subletting.
18.1    Except as otherwise expressly permitted in this Sublease, without Sublessor’s prior written consent, Sublessee shall not assign this Sublease, or sublease all or any part of the Premises, or permit the use of the Premises by any party other than Sublessee. This prohibition includes an assignment or subletting to or by a receiver or trustee in any federal or state bankruptcy, insolvency, or other proceeding. For purposes of this Section, a sale or transfer of all or a controlling ownership interest in Sublessee or a merger or other combination by Sublessee or a sale of all or substantially all of Sublessee’s assets in lieu thereof shall be deemed an assignment or other transfer of this Sublease.
19.    Damage by Fire or Other Casualty.
19.1    Damage by Fire or Other Casualty. Sublessee shall promptly notify Sublessor of any damage or destruction of any portion of the Premises and, subject to Sublessee’s receipt of sufficient insurance proceeds and any funds due from Sublessor as set forth below, diligently repair or reconstruct such portion of the Premises to a like or better condition than existed prior to such damage or destruction. Any net insurance proceeds payable with respect to the casualty shall be paid directly to Sublessor and, if an Event of Default has not occurred hereunder, shall be

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used for the repair or reconstruction of the applicable portion of the Premises. If such proceeds are insufficient, Sublessor shall provide the required additional funds; provided, however, that Sublessee shall contribute an amount equal to the applicable deductible under the property insurance coverage. If the proceeds are more than sufficient, the surplus shall belong and be paid to Sublessee. Sublessee shall not have any right under this Sublease, and hereby waives all rights under applicable law, to abate, reduce or offset rent by reason of any damage or destruction of any portion of the Premises by reason of an insured or uninsured casualty.
If any of the Facilities is damaged and the damage is so extensive that more than thirty-three percent (33%) of the licensed beds for that Facility is damaged by fire or other casualty and cannot be used in the opinion of Sublessee, then Sublessee shall have the right to terminate this Sublease as to such Facility upon thirty (30) days written notice to Sublessor. In the event of such termination, the Rent and Additional Rent payable under this Sublease thereafter shall be equitably adjusted.

20.    Condemnation. Except as provided to the contrary in this Section 18, this Sublease shall not terminate and shall remain in full force and effect in the event of a taking or condemnation of the Premises, or any portion thereof, and the Base Rent and Additional Rent payable under this Sublease thereafter shall be equitably adjusted. If during the Term all or substantially all (a “Complete Taking”) or a smaller portion (a “Partial Taking”) of any Facility is taken or condemned by any competent public or quasi-public authority, then (a) in the case of a Complete Taking, Sublessee may at its election made within thirty (30) days of the effective date of such Taking, terminate this Sublease as to the applicable Facility and the current Rent and Additional Rent payable under this Sublease thereafter shall be equitably adjusted as of the effective date of such termination, or (b) in the case of a Partial Taking, the Rent shall be abated to the same extent as the resulting diminution in Fair Market Value of the applicable portion of the Premises. The resulting diminution in Fair Market Value on the effective date of a Partial Taking shall be as established pursuant to Exhibit “E”. Sublessor alone shall be entitled to receive and retain any award for a taking or condemnation other than a temporary taking; provided, however, Sublessee shall be entitled to submit its own claim in the event of any such taking or condemnation with respect to the value of Sublessee’s Subleasehold interest in any portion of the Premises and/or the relocation costs incurred by Sublessee as a result thereof. In the event of a temporary taking of less than all or substantially all of any Facility, Sublessee shall be entitled to receive and retain any and all awards for the temporary taking and the Rent due under this Sublease shall be not be abated during the period of such temporary taking.
21.    Indemnification. Sublessee agrees to protect, indemnify, defend and save harmless Sublessor, its members, managers, Affiliates, directors, officers, shareholders, agents and employees from and against any and all foreseeable or unforeseeable liability, expense, loss, cost, deficiency, fine, penalty or damage (including consequential or punitive damages) of any kind or nature, including reasonable attorneys’ fees, from any suits, claims or demands, on account of any matter or thing, action or failure to act arising out of or in connection with this Sublease, the Premises or the operations of Sublessee on any portion of the Premises, including, without limitation, (a) the breach by Sublessee or any of its representations, warranties, covenants or other obligations hereunder, (b) any Protest, (c) all known and unknown Environmental Activities on any portion of the Premises, Hazardous Materials Claims or violations by Sublessee of a Hazardous Materials Law

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with respect to any portion of the Premises, and (d) upon or following the Termination Date, the correction of all deficiencies of a physical nature identified by, and any liability assessed or asserted by, any governmental agency or Medicare or Medicaid as a result of or arising out of or in connection with Sublessee’s use, occupancy and operations of the Facilities during the Term (including any refunds or overpayments to Medicare, Medicaid or any other third party payor). Upon receiving knowledge of any suit, claim or demand asserted by a third party that Sublessor believes is covered by this indemnity, it shall give Sublessee notice of this matter. Sublessee shall then defend Sublessor at Sublessee’s expense (including Sublessor’s reasonable attorneys’ fees and costs) with legal counsel satisfactory to Sublessor. The foregoing indemnity shall exclude any liability, expense, loss, cost, deficiency, fine, penalty or damage (including consequential or punitive damages) of any kind or nature resulting due to acts or omissions of Sublessor, its members, managers, Affiliates, directors, officers, shareholders, agents and employees.
22.    Disputes. If any party brings any action to interpret or enforce this Sublease, or for damages for any alleged breach, the prevailing party shall be entitled to reasonable attorneys’ fees and costs as awarded by the court in addition to all other recovery, damages and costs, at all trial and appellate levels.
EACH PARTY HEREBY WAIVES ANY RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER IN CONNECTION WITH ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS SUBLEASE, INCLUDING RELATIONSHIP OF THE PARTIES, SUBLESSEE’S USE AND OCCUPANCY OF ANY PORTION OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE RELATING TO THE FOREGOING OR THE ENFORCEMENT OF ANY REMEDY.
23.    Notices. All notices and demands, certificates, requests, consents, approvals and other similar instruments under this Sublease shall be in writing and sent by personal delivery, U. S. certified or registered mail (return receipt requested, postage prepaid) or FedEx or similar generally recognized overnight carrier regularly providing proof of delivery, addressed as follows:

If to Sublessee:	If to Sublessor:

New Beginnings Care	AdCare Health Systems, Inc.
4704 Hixson Pike	Two Buckhead Plaza
Hixson TN 37343	3050 Peachtree Road NW, Suite 355
Attention: Trent Tolbert	Atlanta, Georgia 30305
Attention: CEO
With a copy to:

Attention:

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A party may designate a different address by notice as provided above. Any notice or other instrument so delivered (whether accepted or refused) shall be deemed to have been given and received on the date of delivery established by U.S. Post Office return receipt or the carrier’s proof of delivery or, if not so delivered, upon its receipt. Delivery to any officer, general partner or principal of a party shall be deemed delivery to such party. Notice to any one co-Sublessee shall be deemed notice to all co-Sublessees.

24.    Miscellaneous. This Sublease has been freely and fairly negotiated, and all provisions shall be interpreted according to their fair meaning and shall not be strictly construed against any party. While nothing contained in this Sublease should be deemed or construed to constitute an extension of credit by Sublessor to Sublessee, if a portion of any payment made to Sublessor is deemed to violate any applicable laws regarding usury, such portion shall be held by Sublessor to pay the future obligations of Sublessee as such obligations arise and if Sublessee discharges and performs all obligations hereunder, such funds will be reimbursed (without interest) to Sublessee on the Termination Date. If any part of this Sublease shall be determined to be invalid or unenforceable, the remainder shall nevertheless continue in full force and effect. Time is of the essence, and whenever action must be taken (including the giving of notice or the delivery of documents) hereunder during a certain period of time or by a particular date that ends or occurs on a Saturday, Sunday or federal holiday, then such period or date shall be extended until the immediately following business day. Whenever the words “including”, “include” or “includes” are used in this Sublease, they shall be interpreted in a non-exclusive manner as though the words “without limitation” immediately followed. Whenever the words day or days are used in this Sublease, they shall mean “calendar day” or “calendar days” unless expressly provided to the contrary. The titles and headings in this Sublease are for convenience of reference only and shall not in any way affect the meaning or construction of any provision. Unless otherwise expressly provided, references to any “Section” mean a section of this Sublease (including all subsections), to any “Exhibit” or “Schedule” mean an exhibit or schedule attached hereto or to “Medicare” or “Medicaid” include any successor program. If more than one Person is Sublessee hereunder, their liability and obligations hereunder shall be joint and several. Promptly upon the request of either party and at its expense, the parties shall prepare, enter into and record a suitable short form memorandum of this Sublease. This Sublease (a) contains the entire agreement of the parties as to the subject matter hereof and supersedes all prior or contemporaneous verbal or written agreements or understandings, (b) may be executed in several counterparts, (including electronically mailed copies in portable document format (PDF)), each of which shall be deemed an original, but all of which shall constitute one and the same document, (c) may only be amended by a writing executed by the parties, (d) shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties, (e) shall be governed by and construed and enforced in accordance with the internal laws of the State of South Carolina, (f) venue of any legal action arising under or pursuant to this Sublease shall be in the county where the premises are located, and (g) incorporates by this reference any Exhibits and Schedules attached hereto.

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25.    Sublease of Entire Premises. Sublessee and Sublessor each acknowledge and agree that this Sublease constitutes a single, indivisible Sublease of the entire Premises, and the Premises constitutes a single economic unit, except as specifically set forth in this Sublease. The Rent, other amounts payable hereunder and all other provisions contained herein have been negotiated and agreed upon based on the intent to the Sublease the entirety of the Premises as a single and inseparable transaction as set forth in this Sublease, and such Rent, other amounts and other provisions would have been materially different had the parties intended to enter into separate subleases or a divisible sublease. Any Event of Default under this Sublease shall constitute an Event of Default as to the entire Premises.
Sublessee acknowledges and agrees that Sublessor is entering into this Sublease as an accommodation to Sublessee. Sublessee, in order to induce Sublessor to enter into this Sublease, to the extent permitted by law:

(a)    Agrees, acknowledges and is forever estopped from asserting to the contrary that the statements set forth in the first sentence of this Section are true, correct and complete;
(b)    Agrees, acknowledges and is forever estopped from asserting to the contrary that this Sublease is a single Sublease pursuant to which the collective Premises are demised as a whole to Sublessee; and
(c)    Agrees, acknowledges and is forever estopped from asserting to the contrary that if, notwithstanding the provisions of this Section, this Sublease were to be determined or found to be in any proceeding, action or arbitration under state or federal bankruptcy, insolvency, debtor-relief or other applicable laws to constitute multiple Subleases demising multiple properties, such multiple Subleases could not, by the debtor, trustee, or any other party, be /selectively or individually assumed, rejected or assigned.
26.    Brokers. Sublessor and Sublessee represent and warrant to each other that no brokerage commissions are due to any real estate broker in relation to this Sublease, and agree to indemnify and hold each other harmless for any damages, costs or legal fees which may be incurred as a result of any claims for such commissions in contravention of the representations in this Section.

27.    Relationship of Parties. Nothing contained in this Sublease shall be deemed or construed as creating the relationship of principal and agent or of partnership or joint venture between the parties hereto, it being understood and agreed that neither the method of computing Rent nor any other provision contained herein nor any acts of the parties hereto shall be deemed to create any relationship between the parties hereto other than that of landlord and tenant.

28.    Master Lease Provisions Not Incorporated. Notwithstanding the foregoing or any other provision of this Sublease to the contrary, the following Sections of the Master Lease are not incorporated into this Sublease, and Sublessee shall have no obligation to perform and shall not be bound by them: 1(b)(i)-(iii), 1(c), 1(d), 1(e), 6(c), 27 and 30(a).

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29.    Sublessor Consent: In each case provided herein for the consent or approval of Sublessor, in no event shall Sublessor’s consent or approval be unreasonably withheld, conditioned or delayed. If a consent or approval of Landlord is required under the Master Lease, the giving of such consent or approval shall be deemed the consent or approval of Sublessor and no further consent or approval of Sublessor shall be required.

30.    Counterparts. This Sublease may be executed in any number of counterparts, all of which will be considered one and the same Sublease notwithstanding that all parties hereto have not signed the same counterpart. Signatures on this Sublease which are transmitted electronically shall be valid for all purposes. Any party shall, however, deliver an original signature on this Sublease to the other party upon request.

31.    Collateral. Sublessee agrees that, upon Sublessor’s request, Sublessee shall grant Sublessor a security interest in Sublessee’s accounts receivable as collateral for Sublessee’s obligations under this Sublease. Sublessee further agrees to cooperate and to use its reasonable best efforts to cause any lender then holding a security interest in such accounts receivable to consent to a subordinate security interest in favor of Sublessor.

[Signatures on Following Page]

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IN WITNESS WHEREOF, this Sublease has been executed by Sublessor and Sublessee as of the date first written above.

SUBLESSOR:

ADK GEORGIA, LLC,
a Georgia limited liability company

By:    /s/ William McBride
Name:    William McBride
Title:    Manager

SUBLESSEE:

JEFFERSONVILLE HEALTHCARE
& REHAB, LLC,
a Tennessee limited liability company

By:    /s/ Trent Tolbert
Name:    Trent Tolbert
Title:    CAO

OCEANSIDE HEALTHCARE
& REHAB, LLC,
a Tennessee limited liability company

By:    /s/ Trent Tolbert
Name:    Trent Tolbert
Title:    CAO

SAVANNAH BEACH HEALTHCARE & REHAB, LLC,
a Tennessee limited liability company

By:    /s/ Trent Tolbert
Name:    Trent Tolbert
Title:    CAO

The undersigned hereby guarantees the payment and performance obligations of Sublessee under this Sublease.

NEW BEGINNINGS CARE, LLC
a Tennessee limited liability company

By:    /s/ Trent Tolbert
Name:    Trent Tolbert
Title:    CAO

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EXHIBIT “A-1”
LEGAL DESCRIPTIONS

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PARCEL ONE: SAVANNAH BEACH NURSING HOME

ALL THAT TRACT OR PARCEL OF LAND lying and being in Chatham County, Georgia, and being designated as "The Northern Portion of Lot 15, the Eastern Portion of Lot 16, & A Portion of An Alley, Block 12, Fort Screven Ward, Tybee Island," as shown on that certain plat of survey prepared for Robert N. Hagan and First American Bank of Georgia, N.A. by Bert B. Barrett, Sr., (Georgia Registered Land Surveyor No. 1239) of Barrett Land Surveying, Inc., dated July 22, 1988, and more particularly described according to such survey as follows:

COMMENCE at an iron pin found on the westerly side of an alley and the northeastern corner of Lot 14, said pin being the POINT OF BEGINNING; thence, running South 87 degrees 00 minutes West a distance of 42.12 feet to a 1/2 inch iron rod found; thence, running North 05 degrees 00 minutes 10 seconds West a distance of 113.41 feet to a 1/2 inch iron rod found on the southerly right-of-way line of Van Horn Street; thence, running along the southerly right-of-way line of Van Horn Street North 86 degrees 59 minutes 40 seconds East a distance of 181.8 feet to a 1/2 inch iron rod found; thence, running along the southwesterly right-of-way line of Van Horn Street and following the curvature thereof along the arc of a 60.76 foot radius curve to the right an arc distance of 65.52 feet to a 1/2 inch iron rod found; thence, running along the southwesterly right-of-way line of Van Horn Street South 31 degrees 14 minutes 30 seconds East a distance of 24.86 feet to a 1/2 inch iron rod found; thence, running along the southwesterly right-of-way line of Van Horn Street South 32 degrees 42 minutes 30 seconds East a distance of 62.60 feet to an "X" set in the concrete; thence, leaving the southwesterly right-of-way line of Van Horn Street run South 87 degrees 00 minutes West a distance of 232.77 feet to a 1/2 inch iron rod found; thence, running South 11 degrees 04 minutes 20 seconds East a distance of 5.05 feet to an iron pin found, said pin being the POINT OF BEGINNING.

PARCEL TWO: OCEANSIDE CONVALESCENT CENTER

ALL THAT TRACT OR PARCEL OF LAND lying and being in Chatham County, Georgia, and being designated as "Portions of Lot 25, Lot 26 & Dutton Park, Block 1, Portion of Lot 1, Block 11 and a Portion of Rosewood Avenue, Fort Screven Ward, Tybee Island, Georgia," as shown on that certain plat of survey prepared for Robert N. Hagan and First American Bank of Georgia, N.A. by Bert B. Barrett, Sr. (Georgia Registered Land Surveyor No. 1239) of Barrett Land Surveying, Inc., dated July 22, 1988, and more particularly described according to such survey as follows:

COMMENCE at a nail set in concrete at the intersection of the southerly right-of-way line of Rosewood Avenue Relocated with the northeasterly right-of-way line of Van Horn Street, said nail being the POINT OF BEGINNING; thence, running along the southerly right-of-way line of Rosewood Avenue Relocated North 80 degrees 51 minutes East a distance of 133.02 feet to a nail set in concrete; thence, leaving the southerly right-of-way line of Rosewood Avenue Relocated run South 55 degrees 44 minutes 40 seconds East a distance of 50 feet to an iron rod found; thence, running South 46 degrees 14 minutes 40 seconds West a distance of 18.28 feet to an iron rod found; thence, running South 44 degrees 00 minutes East a distance of 318.01 feet to a point; thence, running South 46 degrees 18 minutes 20 seconds West a distance of 210 feet to a 1/2 inch iron rod found on the northeasterly right-of-way line of Van Horn Street; thence, running along the northeasterly right-of-way line of Van Horn Street North 41 degrees 58 minutes 50 seconds West a distance of 211.95 feet to a 1/2 inch iron rod found; thence, running along the northeasterly right-of-way line of Van Horn Street North 38 degrees 14 minutes 20 seconds West a distance of 111.47 feet to a nail found; thence, running along the northeasterly right-of-way line of Van Horn Street North 23 degrees 25 minutes 20 seconds West a distance of 108.4 feet to a 1/2 inch iron rod found; thence, running along the northeasterly right-of-way line of Van Horn Street North 32 degrees 35 minutes West a distance of 52.63 feet to a nail set in concrete, said nail being the POINT OF BEGINNING.

LESS AND EXCEPT;

All that tract or parcel of land lying and being in Chatham County, Georgia, consisting of 0.10 acres, being a portion of Lot One (1), Block Eleven (11), Fort Screven Ward, City of Savannah Beach, Tybee Island, Chatham County, Georgia, all of which will more clearly be shown on a plat of the said property prepared by Thomas & Hutton Engineering Company, dated March 19, 1974, Chatham County, Georgia in Plat Book X, Folio 230.

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EXHIBIT A-2
SUBLESSOR PERSONAL PROPERTY

“Sublessor Personal Property” means: (i) all personal property used in the operation or management of the Facilities, including machinery, equipment, furniture, furnishings, beds, computers, signage, trade fixtures or other personal property and consumable inventory and supplies, including any and all such personal property replaced by Sublessee as set forth in the Sublease, and (ii) all site plans, surveys, soil and substrata studies, architectural drawings, plans and specifications, engineering plans and studies, floor plans, landscape plans, and other plans and studies that relate to the Facilities; provided, however, that Sublessor Personal Property shall not include: (a) any vehicles or computer software used in connection with the operation of the Facilities, or (b) any equipment Subleased by Sublessee from third parties, which equipment is not a replacement of what would otherwise be Sublessor Personal Property. A detailed description of Sublessor Personal Property is as follows:
[SUBLESSOR TO INSERT LIST OF SUBLESSOR PERSONAL PROPERTY]

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2

EXHIBIT “B”
CERTAIN DEFINITIONS
For purposes of this Sublease, the following terms and words shall have the specified meanings:

“Affiliate” shall mean with respect to any Person, any other Person which Controls, is Controlled by or is under common Control with the first Person.

“Control” shall mean, as applied to any Person, the possession, directly or indirectly, of the power to direct the management and policies of that Person, whether through ownership, voting control, by contract or otherwise.

“Environmental Activities” shall mean the use, generation, transportation, handling, discharge, production, treatment, storage, release or disposal of any Hazardous Materials at any time to or from any portion of the Premises or located on or present on or under any portion of the Premises.

“Facility Mortgage” shall mean any mortgage, deed of trust or other security agreement or lien encumbering the Premises or any portion thereof and securing an indebtedness of Sublessor or any Affiliate of Sublessor or any ground, building or similar Sublease or other title retention agreement to which the Premises or any portion thereof is subject from time to time.

“Facility Mortgagee” shall mean the holder or beneficiary of a Facility Mortgage and any other rights of the lender, credit party or Sublessor under the applicable Facility Mortgage Documents.

“Facility Mortgage Documents” shall mean with respect to each Facility Mortgage and Facility Mortgagee, the applicable Facility Mortgage, loan or credit agreement, Sublease, note, collateral assignment instruments, guarantees, indemnity agreements and other documents or instruments evidencing, securing or otherwise relating to the loan made, credit extended, Sublease or other financing vehicle pursuant thereto.

“Hazardous Materials” shall mean (a) any petroleum products and/or by-products (including any fraction thereof), flammable substances, explosives, radioactive materials, hazardous or toxic wastes, substances or materials, known carcinogens or any other materials, contaminants or pollutants which pose a hazard to any portion of the Premises or to Persons on or about any portion of the Premises or cause any portion of the Premises to be in violation of any Hazardous Materials Laws; (b) asbestos in any form which is friable; (c) urea formaldehyde in foam insulation or any other form; (d) transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million or any other more restrictive standard then prevailing; (e) medical wastes and biohazards not disposed of in accordance with applicable law; (f) radon gas; and (g) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the occupants of any portion of the Premises or the owners and/or occupants of property adjacent to or surrounding any portion of the Premises, including, without limitation, any materials or substances that are listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) as amended from time to time.

“Hazardous Materials Claims” shall mean any and all enforcement, clean up, removal or other governmental or regulatory actions or orders threatened, instituted or completed pursuant to any Hazardous Material Laws, together with all claims made or threatened by any third party against any portion of the Premises, Sublessor or Sublessee relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials.

“Hazardous Materials Laws” shall mean any laws, ordinances, regulations, rules, orders, guidelines or policies relating to the environment, health and safety, Environmental Activities, Hazardous Materials, air and water quality, waste disposal and other environmental matters.

“Person” shall mean any individual, partnership, association, corporation, limited liability company or other entity.

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3

EXHIBIT “C-1”
FAIR MARKET RENTAL

“Fair Market Rental” means, as of the date of determination, the fair market rental of the Premises at its highest and best use, operated as a business consistent with the business to be operated pursuant to the terms of this Sublease, that a willing, comparable, non‑equity Sublessee (excluding release and assignment transactions) would pay, and a willing, comparable Sublessor of a comparable building located in the area in applicable geographical areas would accept, at arm’s length, for buildings of comparable size and quality as the Premises, taking into account the age, quality and layout of the existing improvements in the Premises and taking into account items that professional real estate appraisers customarily consider, including, but not limited to, rental rates, availability of competing facilities, Sublessee size and any Sublease concessions, if any, then being charged or granted by Sublessor or the Sublessors of such similar facilities. The Fair Market Rental shall be in such amount as agreed to by the parties, or failing such agreement within ten (10) days of such date, as established pursuant to the following appraisal process.
Each party shall within ten (10) days after written demand by the other select one MAI Appraiser to participate in the determination of Fair Market Rental. Within ten (10) days of such selection, the MAI Appraisers so selected by the parties shall select a third (3rd) MAI Appraiser. The three (3) selected MAI Appraisers shall each determine the Fair Market Rental of the Premises or applicable portion thereof within thirty (30) days of the selection of the third appraiser. Sublessee shall pay the fees and expenses of any MAI Appraiser retained pursuant to this Exhibit.
If either party fails to select a MAI Appraiser within the time period set forth in the foregoing paragraph, the MAI Appraiser selected by the other party shall alone determine the Fair Market Rental of the Premises in accordance with the provisions of this Exhibit and the Fair Market Rental so determined shall be binding upon the parties. If the MAI Appraisers selected by the parties are unable to agree upon a third (3rd) MAI Appraiser within the time period set forth in the foregoing paragraph, either party shall have the right to apply at their own expense to the presiding judge of the court of original trial jurisdiction in the county in which the Premises or applicable portion thereof are located to name the third (3rd) MAI Appraiser.
Within five (5) days after completion of the third (3rd) MAI Appraiser’s appraisal, all three (3) MAI Appraisers shall meet and a majority of the MAI Appraisers shall attempt to determine the Fair Market Rental of the Premises or applicable portion thereof. If a majority are unable to determine the fair market value at such meeting, the three (3) appraisals shall be added together and their total divided by three (3). The resulting quotient shall be the Fair Market Rental. If, however, either or both of the low appraisal or the high appraisal are more than ten percent (10%) lower or higher than the middle appraisal, any such lower or higher appraisal shall be disregarded. If only one (1) appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2), and the resulting quotient shall be the Fair Market Rental. If both the lower appraisal and higher appraisal are disregarded as provided herein, the middle appraisal shall be the Fair Market Rental. In any event, the result of the foregoing appraisal process shall be final and binding.
“MAI Appraiser” shall mean an appraiser licensed or otherwise qualified to do business in the state(s) where the Premises or applicable portion thereof are located and who has substantial experience in performing appraisals of facilities similar to the Premises or applicable portion thereof and holds the Appraisal Institute’s MAI designation, or, if such organization no longer exists or certifies appraisers, such successor organization or such other organization as is reasonably agreed upon by Sublessee and Sublessor.

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EXHIBIT “D”
FINANCIAL, MANAGEMENT AND REGULATORY REPORTS

REPORT	DUE DATE
Monthly financial reports concerning the Business at the Facilities consisting of:
(1) a reasonably detailed income statement showing, among other things, gross revenues;
(2) total patient days;
(3) occupancy; and
(4) payor mix.
(All via e-mail to _______________________)
Thirty (30) days after the end of each calendar month
Quarterly consolidated or combined financial statements of Sublessee (via e-mail to financials@adcarehealth.com)	Thirty (30) days after the end of each of the first three quarters of the fiscal year of Sublessee and such Guarantor
Annual consolidated or combined financial statements of Sublessee audited by a reputable certified public accounting firm (via e-mail to financials@adcarehealth.com)	Ninety (90) days after the fiscal year end of Sublessee and such Guarantor
Regulatory reports with respect to the Facilities, as follows:
(1) all federal, state and local licensing and reimbursement certification surveys, inspection and other reports received by Sublessee as to any portion of the Premises and any portion of the Business, including state department of health licensing surveys;
(2) Medicare and Medicaid certification surveys; and
(3) life safety code reports.
Five (5) business days after receipt
Reports of regulatory violations,
by written notice of the following:
(1) any violation of any federal, state or local licensing or reimbursement certification statute or regulation, including Medicare or Medicaid;
(2) any suspension, termination or restriction placed upon Sublessee or any portion of the Premises, the operation of any portion of the Business or the ability to admit residents or patients; or
(3) any violation of any other permit, approval or certification in connection with any portion of the Premises or any portion of the Business, by any federal, state or local authority, including Medicare or Medicaid.
Two(2) business days after receipt
Cost Reports	Fifteen (15) days after filing

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EXHIBIT “E”
FAIR MARKET VALUE

“Fair Market Value” means the fair market value of the Premises and/or Facilities or applicable portion thereof on a specified date as agreed to by the parties, or failing such agreement within ten (10) days of such date, as established pursuant the following appraisal process. Each party shall within ten (10) days after written demand by the other party select one MAI Appraiser to participate in the determination of Fair Market Value. For all purposes under this Sublease, the Fair Market Value shall be the fair market value of the Premises and/or Facilities or applicable portion thereof unencumbered by this Sublease. Within ten (10) days of such selection, the MAI Appraisers so selected by the parties shall select a third (3rd) MAI Appraiser. The three (3) selected MAI Appraisers shall each determine the Fair Market Value of the Premises and/or Facilities or applicable portion thereof within thirty (30) days of the selection of the third appraiser. Sublessee shall pay the fees and expenses of any MAI Appraiser it retains pursuant to this Exhibit. Sublessor shall pay the fees and expenses of any MAI Appraiser it retains pursuant to this Exhibit. Each party shall pay half the fees and expenses of the third MAI Appraiser selected by the respective MAI Appraisers selected by each of the parties.

If either party fails to select a MAI Appraiser within the time period set forth in the foregoing paragraph, the MAI Appraiser selected by the other party shall alone determine the fair market value of the Premises and/or Facilities or applicable portion thereof in accordance with the provisions of this Exhibit and the Fair Market Value so determined shall be binding upon the parties. If the MAI Appraisers selected by the parties are unable to agree upon a third (3rd) MAI Appraiser within the time period set forth in the foregoing paragraph, either party shall have the right to apply to the presiding judge of the court of original trial jurisdiction in the county in which the Premises and/or Facilities or applicable portion thereof are located to name the third (3rd) MAI Appraiser. The cost of such application to the presiding judge shall be equally shared by the parties.

Within five (5) days after completion of the third (3rd) MAI Appraiser’s appraisal, all three (3) MAI Appraisers shall meet and a majority of the MAI Appraisers shall attempt to determine the fair market value of the Premises and/or Facilities or applicable portion thereof. If a majority are unable to determine the fair market value at such meeting, the three (3) appraisals shall be added together and their total divided by three (3). The resulting quotient shall be the Fair Market Value. If, however, either or both of the low appraisal or the high appraisal are more than ten percent (10%) lower or higher than the middle appraisal, any such lower or higher appraisal shall be disregarded. If only one (1) appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2), and the resulting quotient shall be such Fair Market Value. If both the lower appraisal and higher appraisal are disregarded as provided herein, the middle appraisal shall be such Fair Market Value. In any event, the result of the foregoing appraisal process shall be final and binding.

“MAI Appraiser” shall mean an appraiser licensed or otherwise qualified to do business in the state(s) where the Premises or applicable portion thereof are located and who has substantial experience in performing appraisals of facilities similar to the Premises or applicable portion thereof and is certified as a member of the American Institute of Real Estate Appraisers or certified as a SRPA by the Society of Real Estate Appraisers, or, if such organizations no longer exist or certify appraisers, such successor organization or such other organization as is approved by Sublessor.

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EXHIBIT “F”
MEMORANDUM OF SUBLEASE

[TO BE ATTACHED]

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